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                                                                  EXHIBIT 10.37

                                AMENDMENT TO THE
           GENUINE PARTS COMPANY ORIGINAL DEFERRED COMPENSATION PLAN

         This Amendment ("Amendment") to the Genuine Parts Company Original Deferred Compensation Plan (the "Plan") is made and executed this 19 day of April, 1999, to be effective as of the date hereof.

         WHEREAS, the Executive Committee of the Board of Directors of Genuine Parts Company (the "Company") has approved an amendment to the Plan pursuant to
Section 7.01 of the Plan, to change the definition of "Change of Control" for purposes of the Plan;

         NOW, THEREFORE, in accordance with Section 7.01 of the Plan, the Plan is hereby amended as follows:

         1. CHANGE OF CONTROL DEFINITION. The current Section 8.01(c) of the Plan is hereby deleted in its entirety and the following is substituted therefor:

                  (c) A Change of Control of the Company means and includes each of the following:

                  (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on May 1, 1999 the beneficial owner of 20% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

                  (2) Individuals who, as of May 1, 1999, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 1, 1999 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or


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         threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3) Consummation of a reorganization, merger, consolidation or share exchange or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         2. EFFECT OF AMENDMENT. As modified hereby, the provisions of the Plan, as heretofore amended, shall remain in full force and effect, and the Plan may be restated, as amended hereby, in its entirety.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.



                                        GENUINE PARTS COMPANY


                                        By: /s/ George W. Kalafut
                                            -----------------------------------
                                        Name: George W. Kalafut
                                              ---------------------------------
                                        Title: Exec Vice-President Finance &
                                               Adminstration
                                               --------------------------------


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